Exhibit 32.1

                      Statement of Chief Executive Officer
         Pursuant to Section 1350 of Title 18 of the United States Code


         Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Donald H. Nikolaus, the President and Chief Executive Officer of Donegal Group Inc., hereby certifies that, to the best of his knowledge:

1. Our Form 10-Q Quarterly Report for the period ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, our financial condition and results of operations.





Dated:  October 31, 2003                        /s/ Donald H. Nikolaus
                                                -------------------------------

                                                Donald H. Nikolaus, President
                                                and Chief Executive Officer